SCHEDULE 14A — INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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CSB BANCORP, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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April 4, 2006
Dear Shareholder:
     You should have previously received a proxy statement and annual report for our upcoming 2006 Annual Meeting of Shareholders.
     We are providing additional disclosure regarding recent management changes at CSB Bancorp, Inc., since the date of the proxy statement.
     Your vote at the 2006 Annual Meeting of Shareholders is important. We encourage you to participate by voting your shares.
     We appreciate your continued support of CSB Bancorp, Inc.

Sincerely,

/s/ Robert K. Baker

Robert K. Baker
Chairman

CSB Bancorp, Inc.
91 North Clay Street
Millersburg, Ohio 44654
2006 Proxy Statement Supplement Dated April 4, 2006
Introduction
     The information described below reflects changes and/or developments since CSB Bancorp, Inc. (“CSB”) first mailed its definitive proxy statement on Schedule 14-A (the “2006 Proxy Statement”) to shareholders on or about March 24, 2006. The purpose of this filing is to update the disclosure contained in the 2006 Proxy Statement and to provide information regarding recent material developments.
Important Additional Information
     On March 28, 2006, CSB announced the appointment of Mr. Eddie L. Steiner as President and Chief Executive Officer. Mr. Steiner has been a director of the Company since 2001, has served as a member of the Company’s Audit Committee since 2001, and has served as Chairman of the Company’s Audit Committee since 2003. Mr. Steiner will begin his new duties at CSB on or before April 19, 2006.
     As described in the 2006 Proxy Statement, Mr. Steiner’s current term as a director of the Company will expire at the 2006 Annual Meeting of Shareholders of CSB to be held April 26, 2006, and Mr. Steiner remains a nominee for a new term as director to expire at the Annual Meeting of Shareholders of the Company in 2009. In light of his new duties, including the fact that Mr. Steiner will receive compensation from the Company as its President and Chief Executive Officer, Mr. Steiner will no longer be considered an “independent” director of the Company as defined by the Sarbanes-Oxley Act of 2002 and related regulations, and will no longer serve on the Company’s Audit Committee.
     CSB is in the process of soliciting proxies for the 2006 Annual Meeting of Shareholders, and filed the 2006 Proxy Statement, annual report to shareholders, and other relevant information with the United States Securities and Exchange Commission (the “SEC”) on March 24, 2006. The 2006 Proxy Statement and other materials pertaining to the meeting were first mailed to Company shareholders on March 24, 2006, and remain in full force and effect as filed with the SEC and as updated hereby.
     If you have voted and returned your proxy, and do not want to revoke that proxy, no action is necessary. To revoke a proxy that has already been voted please contact Ms. Margaret L. Conn, 91 North Clay Street, Millersburg, Ohio, 44654, or 1-800-654-9015, ext. 2851, to receive a new form of proxy. Or you may attend the 2006 Annual Meeting of Shareholders on April 26, 2006, at 7:00 PM local time, at the Carlisle Inn, Walnut Creek, Ohio, and vote your shares by proxy or in person at the meeting.